Exhibit 99.1

For Immediate Release

Curbline Properties Announces Completion of Spin-Off from SITE Centers

For Additional information:

Conor Fennerty,

EVP and Chief Financial Officer

New York, New York, October 1, 2024 - Curbline Properties Corp. (NYSE: CURB) (the “Company” or “Curbline”) today announced that it has completed the previously announced spin-off from SITE Centers Corp. (“SITE Centers”) and is now an independent, publicly traded company that will begin regular-way trading today on the New York Stock Exchange (“NYSE”) under the ticker symbol “CURB.” Curbline is an owner of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. The Company plans to elect to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

“We are extremely excited to form the first public real estate company focused exclusively on convenience properties located on the curbline in the wealthiest submarkets in the United States,” commented David R. Lukes, President and Chief Executive Officer. “This highly fragmented but liquid market, along with the Company’s net cash and liquidity position, provides a substantial addressable opportunity for Curbline to scale and differentiate itself as the first mover public REIT in the sector.”

SITE Centers shareholders received two shares of Curbline common stock for every one common share of SITE Centers held at the close of business on the record date of September 23, 2024.

About Curbline Properties

Curbline is an independent, publicly traded company trading under the ticker symbol “CURB” on the NYSE. Curbline is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. Curbline plans to elect to be treated as a REIT for U.S. federal income tax purposes. Additional information about Curbline is available at www.curbline.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

1 of 2	Curbline Properties 320 Park Avenue, 27th Floor, New York, NY 10022 USA • (833) 610-0761 • (216) 755-6200 curbline.com

Safe Harbor

Curbline Properties considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, the ability to execute our business strategies as an independent, publicly traded company. Other risks and uncertainties that could cause our results to differ materially from those indicated by such forward-looking statements include general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a tenant and the impact of any such event on rental income and our properties; our ability to enter into agreements to buy and sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to secure equity or debt financing on commercially acceptable terms or at all; development and construction activities may not achieve a desired return on investment; impairment charges; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; and our ability to qualify as a REIT and to maintain REIT status once elected. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Registration Statement on Form 10 and any subsequent reports that we file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

2 of 2	Curbline Properties 320 Park Avenue 27th Floor New York, NY 10022 USA • (833) 610-0761 • (216) 755-6200 curbline.com